UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2010

Eclipsys Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24539	65-0632092
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Allscripts Healthcare Solutions, Inc. 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 506-1200

Three Ravinia Drive, Atlanta, Georgia, 30346

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 24, 2010, the Credit Agreement dated August 26, 2008 among Eclipsys Corporation (“Eclipsys”), certain lenders and Wachovia Bank, National Association, as Administrative Agent, was terminated in accordance with the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) among Eclipsys, Allscripts-Misys Healthcare Solutions, Inc, a Delaware corporation (which has changed its name to Allscripts Healthcare Solutions, Inc.) (“Allscripts”), and Arsenal Merger Corp, a Delaware corporation and wholly-owned subsidiary of Allscripts (“Merger Sub”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on August 24, 2010, Merger Sub was merged with and into Eclipsys (the “Merger”), with Eclipsys surviving the Merger and becoming a wholly owned subsidiary of Allscripts. Pursuant to the terms of the Merger Agreement, each outstanding share of Eclipsys common stock, other than shares held by Eclipsys in its treasury, by any wholly owned subsidiary of Eclipsys, by Allscripts or by any wholly owned subsidiary of Allscripts, was converted into the right to receive 1.2 shares (the “Exchange Ratio”) of Allscripts common stock (plus cash in lieu of fractional shares). Additionally, each outstanding Eclipsys stock option, restricted stock award, restricted stock unit, deferred stock unit and performance stock unit award was converted into an Allscripts option, restricted stock award, restricted stock unit, deferred stock unit or performance stock unit award, as the case may be, with appropriate adjustments to the number of shares subject to the award and, if applicable, the per share exercise price to reflect the Exchange Ratio.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Eclipsys’ Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2010 and is incorporated herein by reference.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of Allscripts, Eclipsys and Merger Sub. The Merger Agreement is not intended to provide any other factual information about Allscripts, Eclipsys or Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Allscripts, Eclipsys or Merger Sub. Investors should read the Merger Agreement together with the other information concerning Allscripts and Eclipsys that each company publicly files in reports and statements with the SEC.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 24, 2010, in connection with the Merger, Eclipsys notified the NASDAQ Global Select Market (“NASDAQ”) of its intent to remove its common stock from listing. On August 24, 2010, NASDAQ filed a delisting application on Form 25 with the Securities and Exchange Commission to delist and deregister Eclipsys’ common stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.01	Change in Control of the Registrant.

The information required by Item 5.01 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2010, all of the members of the Eclipsys board of directors resigned and were replaced by Glen E. Tullman and Lee A. Shapiro. Additionally, Philip M. Pead, Chris E. Perkins, W. David Morgan, John J. McAuley, Matthew D. Sappern, Nitin G. Deshpande and John P. Gomez resigned from their positions as officers of Eclipsys. Following the completion of the Merger, Glen E. Tullman was appointed as Chief Executive Officer, Lee A. Shapiro was appointed as the President and Secretary and William J. Davis was appointed as Vice President and Treasurer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 24, 2010, in connection with the Merger, the articles of incorporation and bylaws of Eclipsys were amended and restated. Copies of Eclipsys’ articles of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	The Agreement and Plan of Merger, dated June 9, 2010, by and among Allscripts-Misys Healthcare Solutions, Inc., Arsenal Merger Corp. and Eclipsys Corporation is incorporated by reference from Eclipsys’ Current Report on Form 8-K filed on June 9, 2010

3.1	Amended and Restated Articles of Incorporation of Eclipsys Corporation

3.2	Bylaws of Eclipsys Corporation

3

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSYS CORPORATION

Dated: September 2, 2010	By:	/s/ William J. Davis
	Name:	William J. Davis
	Title:	Vice President and Treasurer

EXHIBIT INDEX

2.1	The Agreement and Plan of Merger, dated June 9, 2010, by and among Allscripts-Misys Healthcare Solutions, Inc., Arsenal Merger Corp. and Eclipsys Corporation is incorporated by reference from Eclipsys’ Current Report on Form 8-K filed on June 9, 2010

3.1	Amended and Restated Articles of Incorporation of Eclipsys Corporation

3.2	Bylaws of Eclipsys Corporation